Exhibit 8.1

                        SIDLEY AUSTIN BROWN & WOOD LLP

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 LONDON                                                        WASHINGTON, D.C.



                                          September 16, 2003



Granite Mortgages 03-3 plc
c/o Fifth Floor
100 Wood Street
London EC2V 7EX

      Re:   Granite Mortgages 03-3 plc
            Granite Finance Funding Limited
            Granite Finance Trustees Limite
            Registration Statement on Form S-11
            -----------------------------------


Ladies and Gentlemen:

     We have acted as United States tax counsel for Granite Mortgages 03-3 plc, a public limited company incorporated under the laws of England and Wales (the "Issuer"), Granite Finance Funding Limited, a company incorporated under the laws of Jersey ("Funding") and Granite Finance Trustees Limited, a company incorporated under the laws of Jersey (the "Mortgages Trustee," and with the Issuer and Funding, the "Registrants" and each a "Registrant"), in connection with the preparation of the registration statement on Form S-11 (the "Registration Statement") that was initially filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on July 30, 2003, of which the prospectus (the "Prospectus") forms a part.
The Notes will be issued pursuant to a trust deed (the "Trust Deed") between The Bank of New York (the "Note Trustee") and the Issuer.

     We have advised the Registrants with respect to certain United States federal income tax consequences of the proposed issuance of the Notes. This advice is summarized under the headings "Summary of the notes - United States tax status" and "Material United States tax consequences" in the Prospectus relating to the Notes in respect of which we participated as your counsel for the registration of such Notes under the Act. We confirm and adopt as our opinion the opinions set forth in the Prospectus under the captions "Summary of the notes - United States tax status" and "Material United States tax consequences".

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm (as counsel to the Registrants) under the headings "Summary of the notes - United States tax status", "Material United States tax consequences" and "Legal matters" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                       Very truly yours

                                       /s/ SIDLEY AUSTIN BROWN & WOOD


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